EXHIBIT 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (480) 606-3337 Financial Dynamics, Investor Relations Jim Byers (Investors) (415) 439-4504 Christopher Katis (Media) (415) 439-4518

For immediate release

RURAL/METRO REPORTS INCOME FROM CONTINUING OPERATIONS OF $2.3

MILLION IN FISCAL 2004 SECOND QUARTER

•	9.3% INCREASE IN NET REVENUE OVER FISCAL 2003 SECOND QUARTER
•	9.5% SAME-SERVICE-AREA REVENUE GROWTH
•	$12.3 MILLION IN EBITDA

SCOTTSDALE, Ariz. (Feb. 13, 2004) – Rural/Metro Corporation (NASDAQ: RURL), a leading national provider of medical transportation and fire protection services, announced results for the quarter ended December 31, 2003, the second quarter of its fiscal 2004.

Net revenue for the second quarter of fiscal 2004 totaled $134.1 million, a 9.3% increase over net revenue of $122.7 million for the second quarter of fiscal 2003. For the first six months of fiscal 2004, the company reported $265.9 million in net revenue, a 7.9% increase over the $246.4 million reported for the same period in fiscal 2003.

For the three months ended December 31, 2003, medical transportation and related services revenue increased to $114.6 million, or 11.2%, from $103.1 million for the comparable period ended December 31, 2002. The company attributed the gain primarily to increases in same-service-area transport volume, new contract revenue and rate increases. On a same-service-area basis, medical transportation and related service revenue increased 9.5% over the previous quarter and 8.6% over the first six months of fiscal 2003.

Income from continuing operations for the fiscal 2004 second quarter was $2.3 million compared to a loss from continuing operations of $1.0 million in the same period of fiscal 2003. For the first six months of fiscal 2004, the company generated income from continuing operations of $3.4 million, compared with a loss from continuing operations of $1.4 million for the same period in fiscal 2003. After considering losses from discontinued operations of $0.2 million, net income for the period ended December 31, 2003 totaled $2.2 million compared to a net loss of $0.3 million for the same period in fiscal 2003.

Jack Brucker, President and Chief Executive Officer, said, “Throughout the second quarter, we continued to meet our financial objectives while achieving revenue growth within our core medical transportation segment. We are pleased with the results and look forward to building on this level of performance in the future.”

Daily cash deposits for the second quarter of fiscal 2004 were consistent with first quarter results, averaging $1.8 million per day. Cash collections during the first six months of fiscal 2004 totaled $224.6 million, compared to $220.8 million for the same period of the prior year.

For the three months ended December 31, 2003, the company generated $12.3 million in earnings before interest, taxes, depreciation and amortization (EBITDA), compared to $10.4 million for the same period of the prior year, an 18.3% improvement. For the first six months of fiscal 2004, the company reported EBITDA of $24.4 million, compared with $32.6 million for the same period of the prior year. The six-month comparison for fiscal 2003 includes a $12.5 million, non-cash gain from the disposal of the company’s Latin American operations. Excluding the Latin American gain, the company reported year-to-date EBITDA in fiscal 2003 of $20.1 million.

The company regards EBITDA, which is widely used by analysts, investors, creditors, and other interested parties, as relevant and useful information. The company provides this information to permit a more comprehensive analysis of its ability to meet future debt service, capital expenditure, and working capital requirements. Additionally, the company’s management uses this information to evaluate the performance of its operating units. EBITDA is not intended to represent cash provided by operating activities as defined by generally accepted accounting principles and it should not be considered as an indicator of operating performance or an alternative to cash provided by operating activities as a measure of liquidity. The company has provided a reconciliation of EBITDA to cash provided by operating activities in a table that accompanies this press release.

Throughout the second quarter and in recent weeks, the company secured new and renewal contracts among key customers in a variety of regional service areas. Renewal contracts included exclusive agreements to provide emergency ambulance transportation in Mesa and Gilbert, Arizona, as well as Loudon and Franklin counties in Tennessee. Additionally, the company was awarded a new contract to provide non-emergency ambulance transportation services to Marymount Hospital in Cleveland, Ohio.

Brucker continued, “While we continue to execute our hub-and-spoke strategy to increase top-line growth within established service areas, we also remain very focused on the profitability of our existing operations to ensure they are aligned with our business strategy and can produce long-term growth.”

During the second quarter, the company announced that it would exit from its fire protection services contract in Scottsdale, Arizona, in 2005. Additionally, during the period, the company exited from ambulance operations in Galveston County and Borger, Texas. In addition, the company entered into an agreement to sell a non-core service area in the Southeast. First-quarter discontinued operations included Baltimore, Maryland, and Waco, Texas.

Brucker continued, “Our business activities are in line with our strategic objectives as we seek to expand our market share in existing service areas and concentrate on further strengthening our core business. We look forward to continuing these efforts in the future as we strive to increase our return on invested capital by maximizing our presence in growing regional markets, among other strategies.”

The company sustained trends in several of its key operating statistics in the second quarter, reporting an average EMS patient charge of $308, compared to $289 in the same period of the prior year, or an increase of 6.6%. Days’ sales outstanding (DSO) averaged 43 days for the second quarter of fiscal 2004 compared to 42 days in the first quarter of fiscal 2004 and 47 days for the second quarter of fiscal 2003. The company attributed the slight increase in DSO to the previously mentioned increase in transport volume.

A summary of certain of the company’s key operating statistics follows:

	Q2 ‘03 (12/31/02)	Q3 ‘03 (3/31/03)	Q4 ‘03 (6/30/03)	Q1 ‘04 (9/30/03)	Q2 ‘04 (12/31/03)
EMS TRANSPORTS (1)	262,768	267,847	266,424	269,239	271,470

AVERAGE EMS Patient Charge (2)	$289	$295	$297	$304	$308

AVERAGE DSO (YTD) (3)	47	44	44	42	43

(1)	EMS transports are defined as actual patient transports, excluding those under capitated contract arrangements.
(2)	Average Emergency Medical Services (EMS) Patient Charge is defined as gross EMS transport revenue minus provisions for Medicare, Medicaid and contractual discounts and doubtful accounts divided by EMS transports. For the purpose of this calculation, revenue and transports related to capitated contracts are excluded.
(3)	Average year-to-date DSO is defined as average accounts receivable divided by net revenue per day, as calculated on a year-to-date basis.

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 24 states and more than 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

Except for historical information herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the company’s ability to collect its accounts receivable; competitors’ actions; litigation matters; the company’s ability to generate operating cash flow, secure new contracts, retain existing contracts, improve earnings and operating margins, further enhance the efficiency of the collection process, and effectively manage collateral requirements and costs related to its insurance coverage. Additional factors that could affect the company are described in its Form 10-K, as amended, for the fiscal year ended June 30, 2003 under the caption “Risk Factors” in the Management’s Discussion and Analysis section, and other factors as described from time to time in the company’s SEC filings. The company disclaims any obligation to update its forward-looking statements.

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(Tables to Follow)

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands)

	December 31, 2003	June 30, 2003
ASSETS
Current assets
Cash	$10,506	$12,561
Accounts receivable, net of allowance for doubtful accounts of $53,306 and $48,422 at December 31, 2003 and June 30, 2003, respectively	67,515	60,428
Inventories	11,998	11,504
Prepaid expenses and other	6,567	7,511

Total current assets	96,586	92,004
Property and equipment, net	40,646	43,010
Goodwill	41,167	41,167
Insurance deposits	8,495	7,937
Other assets	13,321	12,048

	$200,215	$196,166

LIABILITIES, MINORITY INTEREST, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$10,586	$13,778
Accrued liabilities	58,010	57,698
Deferred revenue	18,198	17,603
Current portion of long-term debt	1,440	1,329

Total current liabilities	88,234	90,408
Long-term debt, net of current portion	304,800	305,310
Other liabilities	28	181
Deferred income taxes	650	650

Total liabilities	393,712	396,549

Minority interest	2,447	1,984

Series B redeemable nonconvertible participating preferred stock, $.01 par value, 634,647 shares authorized, 211,549 shares issued and outstanding at December 31, 2003 and June 30, 2003; including accretion of $6,006 and $3,604, respectively (redemption value of $15.0 million)	10,195	7,793

Series C redeemable nonconvertible participating preferred stock, $.01 par value, 283,979 shares authorized, 283,979 shares issued and outstanding at December 31, 2003; including accretion of $505 (redemption value of $10.0 million)	3,941	—

Commitments and contingencies	—	—

Stockholders’ equity (deficit)
Common stock, $.01 par value 23,000,000 shares authorized, 16,540,590 and 16,207,830 shares issued and outstanding at December 31, 2003 and June 30, 2003, respectively	168	166
Additional paid-in capital	132,702	135,405
Treasury stock	(1,239)	(1,239)
Accumulated deficit	(341,711)	(344,492)

Total stockholders’ equity (deficit)	(210,080)	(210,160)

	$200,215	$196,166

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

For The Three and Six Months Ended December 31, 2003 and 2002

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,			% of Net revenue	Six Months Ended December 31,			% of Net revenue
	2003	% of Net revenue	2002		2003	% of Net revenue	2002
			(As Restated)				(As Restated)
Net revenue	$134,124	100.0%	$122,695	100.0%	$265,862	100.0%	$246,435	100.0%

Operating expenses:
Payroll and employee benefits	70,052	52.2%	67,483	55.0%	141,052	53.1%	135,778	55.1%
Provision for doubtful accounts	21,849	16.3%	19,862	16.2%	42,627	16.0%	39,786	16.1%
Depreciation and amortization	2,835	2.1%	3,186	2.6%	5,734	2.2%	6,512	2.6%
Other operating expenses	29,581	22.1%	26,619	21.7%	57,246	21.5%	52,449	21.3%
Restructuring and other	—	0.0%	(1,421)	-1.2%	—	0.0%	(1,421)	-0.6%

Total operating expenses	124,317	92.7%	115,729	94.3%	246,659	92.8%	233,104	94.6%

Operating income	9,807	7.3%	6,966	5.7%	19,203	7.2%	13,331	5.4%
Interest expense	(7,194)	-5.4%	(7,330)	-6.0%	(15,208)	-5.7%	(13,241)	-5.4%
Interest income	22	0.0%	22	0.0%	51	0.0%	49	0.0%

Income (loss) from continuing operations before income taxes and minority interest	2,635	2.0%	(342)	-0.3%	4,046	1.5%	139	0.1%
Income tax provision	(105)	-0.1%	(55)	0.0%	(195)	-0.1%	(110)	0.0%
Minority interest	(189)	-0.1%	(600)	-0.5%	(463)	-0.2%	(1,478)	-0.6%

Income (loss) from continuing operations	2,341	1.7%	(997)	-0.8%	3,388	1.3%	(1,449)	-0.6%
Income (loss) from discontinued operations (including gain on the disposition of Latin American operations of $12,488 in the six months ended December 31, 2002)	(166)	-0.1%	745	0.6%	(607)	-0.2%	13,950	5.7%

Net income (loss)	2,175	1.6%	(252)	-0.2%	2,781	1.0%	12,501	5.1%
Less: Net (income) loss allocated to redeemable nonconvertible participating preferred stock under the two-class method	(502)	-0.4%	29	0.0%	(498)	-0.2%	(772)	-0.3%
Less: Accretion of redeemable preferred stock	(1,706)	-1.3%	(1,201)	-1.0%	(2,907)	-1.1%	(1,201)	-0.5%

Net income (loss) applicable to common stock	$(33)	0.0%	$(1,424)	-1.2%	$(624)	-0.2%	$10,528	4.3%

Income (loss) per share
Basic—
Income (loss) from continuing operations after accretion of redeemable nonconvertible participating preferred stock	$0.01		$(0.13)		$(0.01)		$(0.16)
Income (loss) from discontinued operations	(0.01)		$0.04		(0.03)		0.82

Net income (loss)	$(0.00)		$(0.09)		$(0.04)		$0.66

Diluted—
Income (loss) from continuing operations after accretion of redeemable nonconvertible participating preferred stock	$0.01		$(0.13)		$(0.01)		$(0.16)
Income (loss) from discontinued operations	(0.01)		0.04		(0.03)		0.82

Net income (loss)	$(0.00)		$(0.09)		$(0.04)		$0.66

Average number of shares outstanding—Basic	16,521		16,142		16,460		16,068

Average number of shares outstanding—Diluted	17,617		16,142		16,460		16,068

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Six Months Ended December 31, 2003 and 2002

(Unaudited)

(In thousands)

	2003	2002
		(As Restated)
Cash flows from operating activities:
Net income	$2,781	$12,501
Adjustments to reconcile net income to cash provided by operating activities—
Non-cash portion of gain on disposition of Latin American operations	—	(13,732)
Depreciation and amortization	6,223	6,773
(Gain) loss on sale of property and equipment	10	(359)
Provision for doubtful accounts	44,556	42,952
Earnings of minority shareholder	463	1,478
Amortization of deferred financing costs	1,414	871
Amortization of debt discount	13	13
Change in assets and liabilities—
Increase in accounts receivable	(51,643)	(40,098)
(Increase) decrease in inventories	(494)	85
Decrease in prepaid expenses and other	944	146
Increase in insurance deposits	(558)	(12)
Decrease in other assets	724	1,819
Decrease in accounts payable	(3,192)	(2,545)
Increase (decrease) in accrued liabilities and other liabilities	1,294	(4,425)
Increase in deferred revenue	595	126

Net cash provided by operating activities	3,130	5,593

Cash flows from investing activities:
Capital expenditures	(3,410)	(4,716)
Proceeds from the sale of property and equipment	81	474

Net cash used in investing activities	(3,329)	(4,242)

Cash flows from financing activities:
Repayments on credit facility	(1,000)	—
Repayment of debt and capital lease obligations	(547)	(748)
Distributions to minority shareholders	—	(357)
Cash paid for debt modification costs	(515)	(971)
Issuance of common stock	206	186

Net cash used in financing activities	(1,856)	(1,890)

Effect of currency exchange rate changes on cash	—	(21)

Decrease in cash	(2,055)	(560)
Cash, beginning of period	12,561	10,677

Cash, end of period	$10,506	$10,117

RURAL/METRO CORPORATION

RECONCILIATION OF EBITDA

TO CASH FLOW USED IN OPERATING ACTIVITIES

	Three Months Ended December 31,		Six Months Ended December 31,
	2003	2002	2003	2002
Net income (loss)	$2,175	$(252)	$2,781	$12,501
Add back:
Depreciation and amortization	2,860	3,325	6,223	6,773
Interest expense	7,194	7,330	15,208	13,241
Interest income	(22)	(22)	(51)	(49)
Income tax provision	105	55	195	110

EBITDA	12,312	10,436	24,356	32,576

Increase (decrease):
Interest expense	(7,194)	(7,330)	(15,208)	(13,241)
Interest income	22	22	51	49
Income tax provision (benefit)	(105)	(55)	(195)	(110)
(Gain) loss on sale of property and equipment	(12)	(187)	10	(359)
Non-cash portion of gain on disposal of Latin American operations	—	—	—	(13,732)
Provision for doubtful accounts	22,704	21,414	44,556	42,952
Earnings of minority shareholder	189	600	463	1,478
Amortization of deferred financing costs	679	425	1,414	871
Amortization of debt discount	7	7	13	13
Changes in operating assets and liabilities	(20,018)	(17,930)	(52,330)	(44,905)

Cash flow provided by operating activities	$8,584	$7,402	$3,130	$5,592

The company regards EBITDA, which is widely used by analysts, investors, creditors, and other interested parties, as relevant and useful information. The company provides this information to permit a more comprehensive analysis of its ability to meet future debt service, capital expenditure, and working capital requirements. Additionally, the company’s management uses this information to evaluate the performance of its operating units. EBITDA is not intended to represent cash provided by operating activities as defined by generally accepted accounting principles and it should not be considered as an indicator of operating performance or an alternative to cash provided by operating activities as a measure of liquidity.